UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 31, 2015

    ARI NETWORK SERVICES, INC.

(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	0-19608 (Commission File Number)	39-1388360 (IRS Employer Identification No.)

10850 West Park Place, Suite 1200 Milwaukee, Wisconsin (Address of principal executive offices)	53224 (Zip Code)

Registrant’s telephone number, including area code:  (414) 973-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment
of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2015 (the “Separation Date”), Marvin A. Berg resigned from his employment with ARI Network Services, Inc. (the “Company”), where he had served as the Company’s Vice President of Operations.  The resignation was effective as of the Separation Date.

In connection with his separation, the Company entered into a Separation Agreement (the “Agreement”) with Mr. Berg dated as of the Separation Date.  Under the Agreement, Mr. Berg agreed to customary undertakings relating to nondisparagement of the Company and confidentiality with respect to trade secrets and other confidential information, as well as two-year non-solicitation and noncompete provisions, a release of potential claims and other customary provisions.  As consideration, the Company agreed to pay to Mr. Berg $79,653.82, the equivalent of five months of his regular base wage rate in effect on the Separation Date (payable in equal installments in accordance with the Company’s regular payroll practices and schedule), as well as any earned bonus through the Separation Date and a portion of the premium costs for his health, dental and vision insurance during the five-month period following the Separation Date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 6, 2015

ARI NETWORK SERVICES, INC.

By:  /s/ William A. Nurthen

William A. Nurthen

Vice President, Chief Financial Officer and
Secretary

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